                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of September 1, 1998, between LA-MAN CORPORATION, a Nevada corporation (the "Company"), and MARSHALL S. HARRIS ("Employee").

                                   RECITALS:
                                   ---------

     The Company has requested the Employee to accept employment as Vice President and General Counsel of the Company for consideration and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the Company and the Employee, in consideration of the covenants herein contained and intending to be legally bound hereby, agree as follows:

     1. DEFINITIONS. In addition to other terms defined herein, for purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly requires otherwise:

     1.01 "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.02 "BASE SALARY" shall mean the total annual cash salary, excluding bonuses and incentive compensation, earned by the Employee in all capacities with the Company.

     1.03 "CAUSE" shall mean: (a) the repeated failure of the Employee to observe or perform any of the material terms or provisions of this Agreement, which failure continues after written notice to the Employee and remains uncured for a period of 10 days following such written notice, except that there shall be no cure period with respect to any violation of Section 7 or Section 8 hereof; (b) misappropriation of funds, or willful dishonesty towards, fraud upon, or willful misconduct of a material nature to the injury of, the Company or its Affiliates; (c) commission of a felony or other crime involving moral turpitude; or (d) habitual insobriety or abuse of controlled substances.

     1.04 "CHANGE OF CONTROL" shall be deemed to have occurred when: (a) any one person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), consummates a tender offer, a plan of open-market purchases or an exchange offer for shares of the Company's common stock, or consummates a proxy solicitation, which, in the judgment of a majority of the members of the Board of Directors of the Company, is reasonably likely to permit such person or Group to obtain control of a sufficient number of voting securities of the

Company to elect a majority of the members of the Board of Directors of the Company; or (b) there occurs, within any period of 12 consecutive months other than as a result of proxies solicited by, or votes cast by, management of the Company, (1) a change in 35% of the persons who, as of this date, constitute the Board of Directors of the Company other than as the result of resignations or
(2) an increase of 25% or more in the number of members of the Board of Directors.

     1.05 "NOTICE OF TERMINATION" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee's employment under the provision so indicated and (c) specifies the Termination Date. The Termination Date so specified shall be (1) a date not less than 60 days from the delivery of such Notice of Termination to the Employee (in the case of termination by the Company other than for Cause), (2) a date not more than 30 days after the delivery of such Notice of Termination to the Company (in the case of termination by the Employee) or (3) the date of receipt of such Notice of Termination by the Employee (in the case of termination by the Company for Cause).

     1.06 "PERSON" shall mean any individual, firm, corporation, partnership or other entity.

     1.07 "TERMINATION DATE" shall mean the date required to be specified in the Notice of Termination, or the last day of the Employment Term (as hereinafter defined) if the employment of the Employee by the Company does not continue thereafter.

     1.08 "TERMINATION OF EMPLOYMENT" shall mean the termination of the Employee's actual employment relationship with the Company whether pursuant to
Section 10 hereof or upon expiration of the Employment Term.

     1.09 "TERMINATION UPON A CHANGE OF CONTROL" shall mean a Termination of Employment after a Change of Control either:

          (a) initiated by the Company during the Employment Term in violation of this Agreement;

          (b) initiated by the Company after the Employment Term for any reason other than for Cause; or

          (c) initiated by the Employee upon any of the following occurrences:
(aa) a transfer of the Employee, without his express prior written consent, to a location which is outside the Orlando, Florida metropolitan area, or which is otherwise an unreasonable commuting distance from the Employee's principal residence at the date of the Change of Control; (bb) any failure of the Company to comply with Section 10 hereof; or (cc) the Base Salary of the Employee is reduced to an amount less than the Base Salary in effect immediately prior to the occurrence of such Change of Control.

     2.   EMPLOYMENT TERM.

     2.01 EMPLOYMENT TERM.  The employment term under this Agreement shall
          ---------------
commence as of the date hereof (the "Effective Date"), and shall continue until September 1, 2001. Thereafter, such employment term shall be renewed for successive one-year terms unless and until either the Company or the Employee elects not to renew by delivery of written notice to the other not later than 120 days prior to the expiration of the initial three (3) -year term or any annual renewal term (the "Employment Term"). Notwithstanding any provisions to the contrary contained herein, nothing in this Agreement shall be deemed to create any obligation on the part of either party to renew this Agreement at any time.

     2.02 TERMINATION.  The Employment Term may be terminated only in accordance
          -----------
with Section 10 hereof.

     3. DUTIES AND RESPONSIBILITIES. Unless modified by mutual written consent, the Employee shall perform such services and discharge such duties and responsibilities of a senior executive nature as may be prescribed from time to time by the Board of Directors of the Company ("Board") or such other persons as may be designated by the Board; provided, however, that the services performed by, and the duties and responsibilities of, the Employee shall be consistent with those usually associated with the position of Vice President and General Counsel. The Employee shall serve in the capacities, titles and positions with respect to the Company, and perform all duties and accept all responsibilities incidental to any such capacities, titles and positions, as the Board may reasonably direct in conformity with the foregoing sentence.

     4. EXTENT OF SERVICE. The Employee shall devote his best efforts to the business of the Company and shall devote his full time, attention and energy to the performance of his services and the discharge of his duties and responsibilities hereunder. During the existence of the employment relationship hereunder, the Employee shall not work, on either a part-time, full-time or independent contracting basis, for any other business or enterprise without the Company's prior written consent.

     5.   COMPENSATION.

     5.01 ANNUAL SALARY.  For all the services to be performed by the Employee
          -------------
hereunder, the Company shall pay the Employee a salary at the annual rate of no less than $175,000, less withholding required by law. The Board shall review such salary at least annually, and shall make such adjustments in the Employee's annual salary from time to time as may be appropriate under the circumstances, but such annual salary shall not at any time be less than $175,000 per year. Such salary shall be payable in installments at such times as the Company customarily pays its other senior executives (but in any event not less often than monthly).

     5.02 INCENTIVE COMPENSATION.  In addition to his annual Base Salary, the
          ----------------------
Employee shall be designated a "Participant" under, and shall participate in, the La-Man Corporation Senior Management Incentive Plan, commencing with the fiscal year ending June 30, 2000.

     6.   BUSINESS EXPENSES; OTHER BENEFITS.

     6.01 COMPANY AUTO.  At Employee's option, the Company will supply the
          ------------
Employee with a leased auto in accordance with existing policies.

     6.02 BUSINESS EXPENSES.  The Company will reimburse the Employee for
          -----------------
Company auto operating expenses and for all other ordinary, necessary and reasonable out-of-pocket business expenses incurred by Employee in connection with his performance of services hereunder in accordance with the Company's expense approval procedures in effect from time to time.

     6.03 OTHER BENEFITS.  The Company will provide the Employee with such
          --------------
individual and dependant group medical insurance coverage, if any, and other employment benefits as are or may in the future be provided by the Company to its officer employees in accordance with the Company's policies.

     7. CONFIDENTIAL INFORMATION. The Employee acknowledges that, by reason of his employment by and service to the Company, he will have access to confidential information of the Company and its Affiliates, including, without limitation, information and knowledge pertaining to products, developments, improvements, methods of operation, sales and profit figures, customer and client lists and relationships between the Company and its Affiliates and their agents, customers, clients, suppliers and others who have business dealings with them (collectively, "Confidential Information"). The Employee acknowledges that such Confidential Information is a valuable and unique asset of the Company and its Affiliates and, in consideration of the benefits specified in this Agreement, covenants that, both during and after the termination of the employment relationship between the parties hereto, he will not use any Confidential Information or disclose any Confidential Information to any Person (except as his duties as an employee of the Company or any Affiliate may require) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section shall not apply to information which becomes generally known in the industry through no act of the Employee in breach of this Agreement or to information which the Employee is legally compelled to disclose pursuant to subpoena, civil investigative demand or similar process (in such event, the Employee promptly shall provide the Company with written notice thereof in order to allow the Company to seek a protective order or other appropriate remedy).

     8. NON-COMPETITION. The Employee acknowledges that he will acquire specialized knowledge and experience in the business of the Company and its Affiliates and that if his knowledge, experience, reputation or contacts are used by or on behalf of the Employee to compete with the Company or its Affiliates or to solicit employees or agents away from the Company or its Affiliates, serious harm to the Company and its Affiliates may result. In consideration of the benefits specified in this Agreement, the Employee agrees that during the Employee's employment by the Company and for a period of one (1) year thereafter, subject to the performance by the Company of its obligations under Section 10 hereof upon a Termination of Employment (whether prior to, or as the result of, expiration of the Employment Term), the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Board, directly or indirectly, render any services of a business, commercial, or professional nature to any Person, whether for compensation or otherwise, within the United States or elsewhere in competition with the Company or its Affiliates or which is in conflict with the Company's or its Affiliates' interests, or solicit for employment or in any other fashion hire any of the employees or agents of the Company or its Affiliates or, with respect to the one (1)-year period referred to above, any person who was an employee or agent of the Company or its Affiliates at any time within six months prior to the termination of employment hereunder; provided, however, that this provision shall terminate in the event the employment of the Employee is terminated by the Company in violation of
Section 10 hereof. For the purpose of this Section 8, the phrases "in competition with" and "in conflict with" shall not be deemed to apply to any Person whose activities do not involve similar lines of business now or hereafter undertaken by the Company or any Affiliate. In the event that the provisions of this Section should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.

     9. EQUITABLE RELIEF. The Employee acknowledges that the restrictions contained in Sections 7 and 8 hereof are, in view of the nature of the business of the Company and its Affiliates, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those Sections will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Employee further irrevocably submits to the jurisdiction of any California court or Federal court sitting in the Middle District of Florida over any suit, action or proceeding arising out of or relating to this Section 9. The Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum. Effective service of process may be made upon the Employee by mail under the notice provisions contained in Section 13 hereof.

     10.  TERMINATION.

     10.01  TERMINATION WITHOUT CAUSE.  The Company shall have the right to
            -------------------------
terminate the employment of the Employee prior to expiration of the Employment Term only as follows:

          (a) As the result of partial or total disability as provided in
Section 10.02 hereof;

          (b) Upon death of the Employee as provided in Section 10.03 hereof;

          (c) For Cause as provided in Section 10.04 hereof;

          (d) Upon breach by the Employee of his obligations under Section 7 or
Section 8 hereof; or

          (e) For any other, or for no, reason, provided that on or as soon as practicable following the Termination Date, the Company pays to the Employee as severance, less withholding required by law, in a single lump sum or, at the Company's option, in equal installments corresponding to what would have been the Employee's regular pay dates and amounts, an amount equal to the greater of:
                                                                     -----------
(1) 100% of the Employee's Base Salary or (2) the Base Salary that would have otherwise have been payable to the Employee for the remainder of the Employment Term. Any severance payment pursuant to this subpart (e) shall be in addition to, and not in lieu of, any unpaid salary, incentive compensation and other benefits earned or accrued prior to the Termination Date.

The Employee acknowledges and agrees that the Company shall have no obligation to pay any severance or other compensation to the Employee upon termination by the Company for Cause or in the event the Employee elects to terminate such employment other than as the result of the failure of the Company to perform its obligations under this Section 10.

     10.02     PARTIAL OR TOTAL DISABILITY.  In the event that the Employee is
               ---------------------------
unable to perform his duties and responsibilities hereunder to the full extent required hereunder by reason of illness, injury or incapacity for six consecutive months (herein defined as a "Disability") (during which time, if during the Employment Term, he shall be entitled to receive payments of the difference between the Employee's Base Salary and incentive compensation during such time, or portion thereof, and the payments to which the Employee is entitled pursuant to any applicable disability insurance policy (less withholding required by law), each such payment calculated and payable at the times corresponding to what would have been the Employee's regular pay dates during such time), the Employment Term may be terminated by the Company and the Company shall have no further liability or obligation hereunder to the Employee except for unpaid salary, incentive compensation and benefits accrued through the date of termination. The Employee agrees, in the event of any dispute under this Section 10.02, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company.

     10.03     DEATH.  In the event that the Employee dies, the Employment Term
               -----
shall terminate and thereafter the Company shall have no liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other
person claiming   under or through him except for unpaid salary, incentive
compensation and benefits accrued to the date of his death. Such payments shall be made to the Employee's surviving spouse, or if none, to the Employee's surviving children, and the surviving issue of deceased children, in equal shares per stirpes, or if none, to the Employee's estate.

     10.04     CAUSE.  Nothing in this Employment Agreement shall be construed
               -----
to prevent the termination of the Employment Term by the Company at any time for Cause. The termination of the Employee's employment hereunder for Cause shall not be effective until delivery to the Employee of a written decision of the Board (after notice in writing to the Employee as provided in Section 1.03) of the basis for such termination and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee committed conduct constituting Cause and specifying the particulars thereof in conformity with the requirements for a Notice of Termination.

     10.5 CHANGE OF CONTROL
          -----------------

          (a) Renewal of Employment Term. In the event of a Change of Control
              --------------------------
during the Employment Term, the Employment Term of this Agreement shall be renewed automatically for a new three-year term which shall commence as of the time and date of the Change of Control, and following the expiration of such renewed three-year term the Employment Term shall be subject to the extension provisions set forth in Section 2(a) hereof.

          (b) Notice of Termination. Any Termination upon a Change of Control
              ---------------------
(other than upon the death of the Employee) shall be communicated by a Notice of Termination to the other party hereto.

          (c) Severance.  Subject to the provisions of Section 10.05(g) hereof:
              ---------

              (1) in the event of the Employee's Termination upon or following a Change of Control, except as set forth in (2) below the Company shall pay to the Employee an amount in cash equal to the greater of (aa) 200% of the
                                                    ----------
     Employee's Base Salary in effect immediately prior to such Termination of Employment or (bb) the Employee's Base Salary described in (aa) above for a period equal to the remaining portion of the Employment Term; and

              (2) at the option of the Company, the payments required pursuant to (1) above shall be made either (aa) in equal installments paid in the amounts, less withholding required by law, and at the times corresponding to what would have been the Employee's regular periodic salary payments and pay dates or (bb) in one lump sum, payable within 15 days after the Termination Date, discounted to present value using (i) a period equal to two years or the remaining portion of the Employment Term, whichever is longer, and (ii) a discount rate equal to the 90-day United States Treasury-bill rate in effect on the date of the Termination upon a Change of Control.

          (d) Other Payments. Subject to the provisions of Section 10.05(g)
              --------------
hereof, in the event of the Employee's Termination upon or following a Change of Control, the Company shall:

              (1) pay to the Employee within 15 days after the Termination Date, to the extent not theretofore paid, the Employee's Base Salary through the Termination Date and a further amount equal to the Employee's salary in lieu of his unused vacation pay, if any, both calculated at the rate in effect on the Termination Date or, if higher, at the highest rate in effect at any time within the 90-day period immediately preceding the Termination Date; and

              (2) to the extent permitted by applicable law, continue or cause to be continued for a period of two (2) years or the remaining portion of the Employment Term on the date of the Termination of Employment, whichever is longer, on the cost-sharing basis in effect immediately prior to the Change of Control, medical, dental, life, automobile and travel accident insurance benefits (and, at the option of the Employee, disability insurance benefits) substantially equivalent in all material respects to those furnished by the Company and its Affiliates to the Employee and his covered dependents immediately prior to the Change of Control; provided,
                                                                    --------
     however, that the obligation of the Company to provide such benefits shall cease at such time as the Employee is employed on a full-time basis by a corporation not owned or controlled by the

     Employee and such corporation provides the Employee, on substantially the same cost-sharing basis between the Company and the Employee in effect immediately prior to the Change of Control, with medical, dental, life, automobile, travel accident and disability insurance benefits substantially equivalent in all material respects to those furnished by the Company and its Affiliates to the Employee immediately prior to the Change of Control.

          (e) Amounts Payable.  In no event shall an asserted violation of the
              ---------------
provisions of Sections 7 or 8 hereof constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Section 10.

          (f) No Set-Off. The Company's obligation to make the payments provided
              ----------
for and otherwise to perform its obligations under this Section 10.05 hereof, shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.

          (g) Certain Reductions of Payments.
              ------------------------------

              (1) Anything in this Agreement to the contrary notwithstanding, in the event that it shall he determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of Section 10 hereof or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and that it would be economically advantageous to the Employee to reduce the Payment to avoid or reduce the taxation of excess parachute payments under Section 4999 of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to taxation under Section 4999 of the Code. For purposes of this Section 10.05(g), present value shall be determined in accordance with Section 280G(d)(4) of the Code.

              (2) All determinations to be made under this Section 10.05(g) shall be made by the Company's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and the Employee within ten days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall in his sole discretion have the option to determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 10.05(g). Within five days after the Employee's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee such amounts as are then due to the Employee under this Section 10.05(g).

              (3) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments may have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the Termination of Employment, the Accounting Firm shall review the determination made by it pursuant to the preceding paragraph. In the event that the Accounting Firm determines that an overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall
                                       --------
     be payable by the Employee to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the Federal Rate.

              (4) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this Section 10.05(g) shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this
     Section 10.05(g), except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

          (h)  Settlement of All Disputes.
               --------------------------

              (1) In the event of any dispute, controversy or claim arising out of or relating to any provision of this Agreement or the Employee's Termination upon a Change of Control, any such dispute, controversy or claim shall be settled by arbitration in the City of Orlando, Florida, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and the Employee, respectively, and the third of whom shall be selected by the other two arbitrators. Each arbitrator selected as provided herein is required to be or have been a director or an executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. Federal rules of discovery in
            ---
     civil litigation shall be applicable in any such arbitration proceeding. This arbitration provision shall be specifically enforceable.

              (2) The party or parties challenging the right of the Employee to the benefits of this Agreement shall in all circumstances have the burden of proof.

          (i) Term, Position, Duties and Compensation.
              ---------------------------------------

              (1) The rights to payments pursuant to this Section 10.05 in the event of a Termination upon a Change of Control shall continue regardless of whether the Employment Term has terminated, and the terms of this
     Section 10.05 shall thereafter continue until all of the obligations of the parties hereunder are satisfied or have expired.

              (2) In the event the Employment Term is terminated after a Change of Control and the Employee continues to be employed by the Company, the duties and responsibilities of the Employee with the Company shall be determined as set forth in Section 3 hereof.

              (3) The Base Salary, benefits and perquisites of the Employee shall be as determined from time to time by the Board or such other persons as may be designated by the Board, provided, however, that (aa) during the Employment Term prior to a Change of Control, the Base Salary of the Employee shall in no event be less than the amount required to be paid by the Company as annual salary during the Employment Term pursuant to Section
     5.01 hereof, and (bb) during the employment of the Employee after a Change of Control, regardless of whether the Employment Term has terminated, the Base Salary of the Employee shall in no event be less than the greater of
     (i) the amount required to be paid by the Company as annual salary during the Employment Term pursuant to Section 5.01 hereof or (ii) the Employee's Base Salary in effect immediately prior to the Change of Control. During the Employment Term prior to a Change of Control, and during the employment of the Employee by the Company after a Change of Control, regardless of whether the Employment Term has terminated, the benefits and perquisites shall be at least equivalent to, in the aggregate, those provided to the Employee by the Company, or any present or future Subsidiary or Affiliate, as of the Commencement Date or at any time thereafter.

          (j)  Successor Company/Guaranty.
               --------------------------

              (1) The Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and may be deemed to be a Termination Upon a Change of Control at the option of the Employee. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such, successor or successors to its business and/or assets, jointly and severally.

              (2) In the event the Company ceases to be a publicly-traded corporation after a Change of Control, the controlling Person of the Company, or any successor or successors

     (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, shall expressly guarantee in writing the obligations of the Company pursuant to this Agreement, such written guarantee to be in form and substance reasonably satisfactory to the Employee. Failure of the Company to obtain such written guarantee prior to the date on which the Company ceases to be a publicly-traded corporation shall be a breach of this Agreement and may be deemed to be a Termination Upon a Change of Control at the option of the Employee.

     10.06  EFFECT OF TERMINATION.  In the event of a Termination of
            ---------------------
Employment, upon the satisfaction and performance by the Company of its obligations under this Section 10, the Company and its Affiliates and their respective shareholders, directors, officers, and employees, shall be deemed fully released by the Employee, and that if employee agrees that such satisfaction and performance by the Company of its obligations under this
Section 10 shall constitute a full release and discharge from any and all claims, rights, demands, actions, obligations, and causes of action of any and all kind, nature, and character, known or unknown, which the Employee may now have or may have had against the Company or any predecessor to the termination of employment, including, but not limited to, any claims to any federal or state agencies, or lawsuits in federal or state courts against the Company alleging discrimination (including, but not limited to, claims arising under the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the Civil Rights Act of 1991), workers' compensation claims, any claim related to employment contracts, express or implied, or any other claims related to Employee's employment or association with the Company or the circumstances surrounding Employee's employment or association with the Company, or the termination thereof.

     10.07  RETURN OF COMPANY PROPERTY.  Promptly following any Termination
            --------------------------
of Employment, the Employee shall turn over and surrender to the Company all property of the Company then in his possession, including without limitation Company automobiles, automobile keys and office keys, credit cards, debit cards, telephone calling cards, and all business and financial records, statements, memoranda, notebooks, correspondence and other documentation, and the Employee shall not retain in his actual or constructive possession copies or reproductions of any of said items of property or information without the prior written approval of the Company, the Employee hereby acknowledging that all of said items are and shall remain the sole and exclusive property of the Company and that following any Termination of Employment the Employee shall not have any ownership interest in or right to use, either for his personal benefit or the benefit of others, any of such items of property or information.

     11. SURVIVAL. Notwithstanding the termination of the employment relationship between the parties hereto, the obligations of the Employee under Sections 7, 8, 9, 10.05 and 10.06 hereof shall survive and remain in full force and effect and the Company shall be entitled to equitable relief against the Employee pursuant to the provisions of Section 9 hereof. In addition to and not in limitation of the provisions of the preceding sentence, notwithstanding any such termination of the employment relationship between the parties hereto, obligations of the Company under this Agreement that are intended pursuant to the terms hereof to survive any such termination shall survive and remain in full force and effect and such obligations shall be enforceable by the Employee in accordance with the provisions of this Agreement.

     12. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission (provided acknowledgment of receipt thereof is delivered to the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails as follows:

                        If to Employee, to:

                                Marshall S. Harris
                                2443 Via Sienna
                                Winter Park, FL  32789

                        If to the Company, to:

                                La-Man Corporation
                                5029 Edgewater drive
                                Orlando, FL  32810
                                Attention:  J. William Brandner
                                            President & CEO

or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other parties hereto in the manner specified in this section.

     13. REVIEW. The Employee represents and acknowledges that (a) he has been advised by the Company to consult his own legal counsel with respect to this Agreement and (b) he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted under, the laws of the State of Florida without giving effect to any conflict of laws provisions.

     15. CONTENTS OF AGREEMENT; AMENDMENT AND ASSIGNMENT. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all other employment agreements or arrangements between the parties hereto, including without limitation any prior or existing employment or consulting agreements between the Company and the Employee, and the Employee hereby releases and forever discharges the Company and all of its respective Affiliates, shareholders, directors, officers, employees and agents from any and all claims for additional fixed or incentive compensation or other benefits, or other claims or causes of action of any nature whatsoever arising out of or in connection with or under any and all such other agreements, express or implied it being the mutual intent of the Company and the Employee that any and all such agreements are superseded in their entirety by this Agreement. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee. The Employee acknowledges that, from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement.

     16. SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17.  ENFORCEMENT; NO MITIGATION; NON-EXCLUSIVITY.

     17.01 Any party to this Agreement that is required to incur any expenses associated with the enforcement of such party's rights under this Agreement, whether by arbitration, litigation, other legal action or otherwise, shall be entitled, upon successfully enforcing any such rights, to recover from the party against whom such rights were successfully enforced all such costs and expenses (including all reasonable attorneys' fees and expenses). For purposes of this Section 17.01, "successfully enforcing" shall mean the attainment of a final and binding determination pursuant to any arbitration, litigation, or other legal action awarding damages, equitable relief or other relief for the enforcement of the rights of any party hereunder.

     17.02 This Agreement negates and supersedes in their entirety any and all other employment agreements between Employee and the Company; notwithstanding the foregoing, nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any present or future Subsidiary or Affiliate and for which the Employee may qualify.

     18. REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient or necessary.

     19. HEADINGS. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the date first above written.


                                        LA-MAN CORPORATION

                                        By:  /s/ J. William Brandner
                                           --------------------------------
                                           J. William Brandner, President


                                             /s/  Marshall S. Harris
                                           --------------------------------
                                           MARSHALL S. HARRIS